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                                                                    EXHIBIT 99.1
                        TOTAL RENAL CARE HOLDINGS, INC.

 COMMON STOCK                    PROXY                     BOARD OF DIRECTORS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOTAL RENAL CARE HOLDINGS, INC.

   The undersigned hereby appoints Victor M.G. Chaltiel or Barry C. Cosgrove, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share ("Common Stock"), of TOTAL RENAL CARE HOLDINGS, INC., which the undersigned is entitled to vote at the Special Meeting of the Stockholders of TOTAL RENAL CARE HOLDINGS, INC., to
 be held at 10:00 A.M., Pacific Time, on February   , 1998 at the Torrance
 Marriott, 3635 Fashion Way, Torrance, California and any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

   Unless a contrary direction is indicated, this Proxy will be voted FOR approval of Proposals 1, 2 and 3; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

   All Proxies to vote at said Meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Special Meeting
 and Joint Proxy Statement/Prospectus dated January   , 1998, is hereby
 acknowledged.

 (See Reverse Side)

                                   TOTAL RENAL CARE HOLDINGS, INC.
                                   P.O. BOX 11308
                                   NEW YORK, N.Y. 10203-0308

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 The Directors recommend a vote FOR the
 approval of Proposals 1, 2 and 3.

  1. Proposal to approve the issuance of
     shares of Common Stock, par value          2. Proposal to approve an
     $0.001 per share of the Company               amendment to the Company's
     (estimated to be approximately 35.2           Amended and Restated
     million shares on a fully diluted             Certificate of
     basis), in accordance with the terms          Incorporation to increase
     of the Agreement and Plan of Merger           the number of authorized
     dated as of November 18, 1997, by and         shares of the Company's
     among the Company, Nevada Acquisition         Common Stock from
     Corp., a Delaware corporation and             55,000,000 shares to
     wholly owned subsidiary of the                195,000,000 shares.
     Company, and Renal Treatment Centers,
     Inc., a Delaware corporation.

                                              FOR [_] AGAINST [_] ABSTAIN [_]


  FOR [_]    AGAINST [_]    ABSTAIN [_]         4. Such other matters as may
                                                   properly come before the
                                                   Meeting.

  3. Proposal to approve an amendment to
     the Company's 1997 Equity Compensation
     Plan.

                                                 Change of Address and
                                                 or Comments [_]


                                                   Please sign exactly as
  FOR [_]    AGAINST [_]    ABSTAIN [_]            your name appears
                                                   hereon. When signing
                                                   as attorney, executor,
                                                   administrator,
                                                   trustee, guardian, or
                                                   corporate officer,
                                                   please indicate full
                                                   title.

                                                   Dated:___________, 1998
                                                   -----------------------
                                                        Signature(s)
                                                   -----------------------
                                                        Signature(s)

  Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.
                                                   Votes must be indicated [X]
                                                   (x) in Black or Blue ink.

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